Exhibit 99.(k)(5)

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                             BROKER-DEALER AGREEMENT

                                     between

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                                       and

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                           Dated as of August __, 2005

                                   Relating to

                            AUCTION PREFERRED SHARES

                                    ("APS"),

                                    Series B

                                       of

              THE MASSACHUSETTS HEALTH & EDUCATION TAX-EXEMPT TRUST

================================================================================

      BROKER-DEALER AGREEMENT dated as of August __, 2005, between DEUTSCHE BANK TRUST COMPANY AMERICAS ("Deutsche Bank"), a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of The Massachusetts Health & Education Tax-Exempt Trust, a Massachusetts business trust (the "Company"), pursuant to authority granted to it in the Auction Agent Agreement dated as of August __, 2005, between the Company and the Auction Agent (the "Auction Agent Agreement")), and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (together with its successors and assigns, "BD").

      The Company proposes to duly authorize and issue 200 shares of Auction Preferred Shares, Series B (the "APS"), par value of $.01 per share and a liquidation preference of $50,000 per share plus accumulated but unpaid dividends (whether or not earned or declared), each pursuant to the Company's Certificate of Designation (as defined below).

      The Company's Certificate of Designation provides that the dividend rate of the APS for each Dividend Period therefor after the Initial Dividend Period shall be the Applicable Rate therefor, which in each case, in general shall be the rate per annum that a commercial bank, trust company or other financial institution appointed by the Company advises results from implementation of the Auction Procedures (as defined below). The Board of Trustees of the Company has adopted a resolution appointing Deutsche Bank as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5(d) of the Auction Agent Agreement, the Company has requested and directed the Auction Agent to execute and deliver this Agreement.

      The Auction Procedures require the participation of one or more Broker-Dealers.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I.    DEFINITIONS AND RULES OF CONSTRUCTION.

      1.1. Terms Defined by Reference to the Certificate of Designation. Capitalized terms not defined herein shall have the respective meanings specified in the Certificate of Designation of the Company.

      1.2. Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

            (a) "Auction" shall have the meaning specified in Section 2.1 hereof.

            (b) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part I, Section 15 of the Certificate of Designation.

            (c) "Authorized Officer" shall mean each Vice President, Assistant Vice President and Associate of the Auction Agent assigned to its Trust and Securities Services, and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a written communication to BD.

            (d) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

            (e) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

            (f) "Certificate of Designation" shall mean the Certificate of Vote, as amended, of the Company, establishing the powers, preferences and rights of the APS filed on August , 2005 with the Secretary of State of the Commonwealth of Massachusetts.

            (g) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

            (h) "Submission Deadline" shall mean 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which the Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

            (i) "Submission Processing Deadline" shall mean the earlier of (i) 40 minutes after the Submission Deadline and (ii) the time when the Auction Agent begins to disseminate the results of the Auction to the Broker-Dealers.

            (j) "Submission Processing Representation" shall have the meaning specified in Section 2.3 (e) hereof.

      1.3. Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

            (a) Words importing the singular number shall include the plural number and vice versa.

                  (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                  (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

                  (d) All references herein to a particular time of day shall be to Eastern Standard Time.

II.   THE AUCTION.

      2.1. Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

            (a) On the Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the APS, for the next Dividend Period therefor. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

            (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.


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

In the case of any conflict between the terms of any document incorporated herein by reference and the terms hereof, the Auction Agent is, subject to its obligations as set forth in Section 3.1, authorized to perform its duties according to the terms thereof, and shall have no liability for so doing.

            (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Part II, Section 1 of the Certificate of Designation may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

            (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Company, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders. The Auction Agent shall have no responsibility or liability in connection with this section 2.1(d).

      2.2.  Preparation for Auction.

            (a) Not later than 9:30 A.M. on the Auction Date for the APS, the Auction Agent shall advise BD by telephone of the Reference Rate and the Maximum Applicable Rate in effect on such Auction Date.

            (b) In the event that the Auction Date for the Auction shall be changed after the Auction Agent has given the notice referred to in clause (vii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date. Thereafter, BD promptly shall notify customers of BD that BD believes are Beneficial Owners of APS of such change in the Auction Date.

            (c) The Auction Agent from time to time may but shall not be obligated to, request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of shares of the APS. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Company; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it. The Auction Agent shall transmit any list of customers BD believes are Beneficial Owners of shares of the APS and information related thereto only to its officers, employees, agents or representatives in the Trust and Securities Services who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

            (d) The provisions contained in Part I, Section 4 of the Certificate of Designation concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

      2.3.  Auction Schedule; Method of Submission of Orders.

            (a) The Company and the Auction Agent shall conduct Auctions for the APS in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Company, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

               Time                                  Event
               ----                                  -----

       By 9:30 A.M.                     Auction Agent advises the Company and
                                        Broker-Dealers of the Reference Rate and the Maximum Applicable Rate as set forth in Section 2.2(a) hereof.

      9:30 A.M. - 1:00 P.M.             Broker-Dealers assemble information
                                        received from each Bidder (Existing
                                        Owners or Potential Owners) and any
                                        internally initiated Broker-Dealers'
                                        Bids in accordance with the Auction
                                        Procedures.

      Not later than Submission         Auction Agent accepts any Orders
      Processing Deadline               submitted subject to a Submission
                                        Processing Representation and makes
                                        determinations as provided in Part II,
                                        Section 3 of the Certificate of
                                        Designation.

      By approximately 3:00 P.M.        Auction Agent advises the Company of the
                                        results of the Auction as provided in
                                        Part II, Section 4(b) of the Certificate of Designation.

                                        Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and shares of APS are allocated as provided in Part II, Section 5 of the Certificate of Designation.

            (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Part II, Section 2 of the Certificate of Designation.

            (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

            (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of shares of the APS, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D, of the failure of shares of the APS to be transferred to or by any Person that purchased or sold shares of the APS through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

            (e) Submission Processing Representation. Broker-Dealers may submit an Order after the Submission Deadline and prior to the Submission Processing Deadline if the Order was (i) received by the Broker-Dealer from Existing Owners or Potential Owners prior to the Submission Deadline or (ii) initiated internally by the Broker-Dealer for its own account prior to the Submission Deadline. Each Order submitted to the Auction Agent after the Submission Deadline and prior to the Submission Processing Deadline shall constitute a representation by the Broker-Dealer that such Order was (i) received from an Existing Owner or Potential Owner prior to the Submission Deadline or (ii) initiated internally by the Broker-Dealer for its own account prior to the Submission Deadline (the "Submission Processing Representation").

      2.4.  Notice of Auction Results.

            (a) On each Auction Date, the Auction Agent shall notify BD by telephone or by other mutually acceptable electronic means as set forth in paragraph (a) of the Settlement Procedures. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

            (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures, and take such other action as is required of BD pursuant to the Settlement Procedures.

      If any Beneficial Owner or Existing Holder selling shares of APS in an Auction fails to deliver such shares, the BD of any Person that was to have purchased shares of APS in such Auction may deliver to such Person a number of whole shares of APS that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of shares of APS to be so delivered shall be determined by such BD. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such BD shall deliver to the Auction Agent the notice required by Section 2.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 2.4(b), any delivery or non-delivery of shares of APS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 2.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.4(b).


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

      2.5. Service Charge to Be Paid to BD. On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Company an amount equal to: (a) in the case of any Auction Date immediately preceding a 7-Day Dividend Period or 28-Day Dividend Period, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (ii) 1/4 of 1%, times (iii) $25,000, times (iv) the sum of (A) the aggregate number of APS placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of APS subject to valid Hold Orders (determined in accordance with Part II, Section 4 of the Certificate of Designation) submitted to the Auction Agent by BD plus (C) the number of APS deemed to be subject to Hold Orders by Beneficial Owners pursuant to Part II,
Section 4 of the Certificate of Designation that were acquired by such Beneficial Owners through BD; and (b) in the case of any Auction Date immediately preceding a Special Dividend Period, that amount as mutually agreed upon by the Company and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Dividend Period.

      For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired shares of the APS through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

III.  THE AUCTION AGENT.

      3.1.  Duties and Responsibilities.

            (a) The Auction Agent is acting solely as agent for the Company hereunder and owes no fiduciary duties to any other Person by reason of this Agreement. The Auction Agent owes no duties to any person other than BD and the Company by reason of this Agreement.

            (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

            (c) In the absence of willful misconduct or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in the absence of willful misconduct unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

      The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this agreement arising our of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; acts of terrorism; epidemics; riots; interruptions, loss or malfunctions or utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. In no event shall the Auction Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

      3.2.  Rights of the Auction Agent.

            (a) The Auction Agent conclusively may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Company or by BD. The Auction Agent may record telephone communications with BD.

            (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

            (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

      3.3. Auction Agent's Disclaimer. The Auction Agent makes no representation as to and shall have no liability with respect to the correctness of the recitals in, or the validity, accuracy or adequacy of this Agreement, the Auction Agent Agreement, any offering material used in connection with the offer and sale of the APS or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof. The Auction Agent shall have no obligation or liability in respect of the registration or exemption therefrom of the APS under federal or state securities laws in respect of the sufficiency or the conformity of any transfer of the APS pursuant to the terms of the Auction Agent Agreement, any Broker Dealer Agreement or any other document contemplated hereby or thereby.

IV.   MISCELLANEOUS.

      4.1. Termination. BD may terminate this Agreement at any time upon five days' prior written notice to the Auction Agent; provided, however, that if BD is Merrill Lynch, Pierce,

Fenner & Smith Incorporated, neither BD nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Company to such termination, which consent shall not be withheld unreasonably. The Auction Agent shall terminate this Agreement only pursuant to the prior written instruction of the Company.

      4.2. Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

            (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

            (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the APS available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

      4.3. Agent Member. At the date hereof, BD is a participant of the Securities Depository.

      4.4. Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

If to BD, addressed to:            Merrill Lynch, Pierce, Fenner & Smith
                                         Incorporated
                                   4 World Financial Center
                                   New York, New York 10080
                                   Attention:  Auction Market Securities Trading

                                   Telecopier No.:  (212) 449-2761
                                   Telephone No.:  (212) 449-4940

If to the Auction Agent,
  addressed to:                    Deutsche Bank Trust Company Americas
                                   Trust and Securities Services
                                   60 Wall Street, 27th Floor
                                   New York, New York  10005
                                   Attention:  Auction Rate Securities

                                   Telecopier No.: (212) 797-8600
                                   Telephone No.:  (212) 250-6645

or such other address or telecopier number as such party hereafter may specify for such purpose by written notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.


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

      4.5. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

      4.6. Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Company, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

      4.7. Amendment; Waiver.

            (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

            (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

      4.8. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party;

provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Company without the consent of BD.

      4.9. Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

      4.10. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      4.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.


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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                           DEUTSCHE BANK TRUST COMPANY AMERICAS

                                           _____________________________________
                                           By:
                                           Title:

                                           _____________________________________
                                           By:
                                           Title:

                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED

                                           _____________________________________
                                           By:
                                           Title:


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

                                                                       EXHIBIT A

                              SETTLEMENT PROCEDURES

                                [From Prospectus]

                                                                       EXHIBIT B

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                AUCTION BID FORM

Submit To:  Deutsche Bank Trust Company           Issue: The Massachusetts Health & Education
                   Americas                                       Tax-Exempt Trust
            Trust and Securities Services

            60 Wall Street, 27th Floor            Series: _______________________
            New York, New York 10005              Auction Date:__________________

            Attention:  Auction Rate Securities
            Telephone: (212) 250-6645
            Facsimile: (212) 797-8600

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder: _____________________________

                                                       BENEFICIAL OWNER

Shares now held: ____________________________                      HOLD _____________________________
                                                                   BID at rate of ___________________
                                                                   SELL _____________________________

                                                   POTENTIAL BENEFICIAL OWNER

                                                                   # of shares bid __________________
                                                                   BID at rate of____________________

Notes:

(1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

(2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

(3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

(4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

NAME OF BROKER-DEALER ____________________________________

Authorized Signature _____________________________________

                                                                       EXHIBIT C

                    (Note: To be used only for transfers made
                       other than pursuant to an Auction)

                                  TRANSFER FORM

      Re:  The Massachusetts Health & Education Tax-Exempt Trust
           Auction Preferred Shares,
           Series ___ ("APS")

We are (check one):

|_|   the Existing Holder named below;

|_|   the Broker-Dealer for such Existing Holder; or

|_|   the Agent Member for such Existing Holder.

We hereby notify you that such Beneficial Owner has transferred ____________ shares of Series ___ APS to _________________.

                                            ___________________________________
                                            (Name of Existing Holder)

                                            ___________________________________
                                            (Name of Broker-Dealer)

                                            ___________________________________
                                            (Name of Agent Member)

                                            By ________________________________
                                                  Printed Name:
                                                  Title:

                                                                       EXHIBIT D

                 (Note: To be used only for failures to deliver
                        APS sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

Complete either I or II

I. We are a Broker-Dealer for (the "Purchaser"), which purchased ___________ shares of Auction Preferred Shares ("APS"), Series
                  _____, of The Massachusetts Health & Education Tax-Exempt Trust in the Auction held on from the seller of such shares.

II. We are a Broker-Dealer for (the "Seller"), which sold _______ shares of APS, Series ____, of The Massachusetts Health & Education Tax-Exempt Trust in the Auction held on to the Purchaser of such shares.

We hereby notify you that (check one):

____________ the Seller failed to deliver such shares to the Purchaser

____________ the Purchaser failed to make payment to the Seller upon delivery of such shares

                                            Name:______________________________
                                                  (Name of Broker-Dealer)

                                            By ________________________________
                                                  Printed Name:
                                                  Title: